UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Wilshire wShares Enhanced Gold Trust

(Exact name of registrant as specified in its charter)

Delaware	84-6953191
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2 Park Avenue, 20th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of Beneficial Interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-235913 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest (the “Shares”), no par value, of Wilshire wShares Enhanced Gold Trust (the “Trust”), to be registered hereunder is set forth in the section entitled “Description of the Shares” in the prospectus contained in Pre-Effective Amendment No. 5 the Trust’s Registration Statement under the Securities Act of 1933 (the “Securities Act”) on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2021 (Commission File No. 333-235913), which description is incorporated herein by reference as filed with the Securities and Exchange Commission, including any forms of prospectuses filed by the Trust pursuant to Rule 424(b) under the Securities Act.

The Shares to be registered hereunder have been approved for listing on the NYSE Arca, Inc. under the symbol “WGLD”.

Item 2.    Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 11, 2021	Wilshire wShares Enhanced Gold Trust
By: Wilshire Phoenix Funds LLC, as Sponsor of the Trust
	By:	/s/ William Cai
	Name:	William Cai
	Title:	Partner